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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 filed on or about July 31, 1996) pertaining to the Amended and Restated 1994 Stock Option and Restricted Stock Plan of Jayhawk Acceptance Corporation of our report dated January 26, 1996, except for Note 11, as to which the date is March 15, 1996, with respect to the financial statements of the Jayhawk Acceptance Corporation in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                          /s/  ERNST & YOUNG LLP

Dallas, Texas
July 30, 1996